Exhibit 10.04


                                 PROMISSORY NOTE



                ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE
             SUBJECT TO LIMITATIONS UNDER THE U.S. INCOME TAX LAWS,
         INCLUDING THE LIMITATIONS PROVIDED IN ss.165(j) AND 1287(a) OF
                            THE INTERNAL REVENUE CODE

Payee:   Spags Investment Group, N.Y.
Address: Neptunesweg 30
Curacao, Netherlands Antilles

November 3, 1999
Principal Amount:             $350,000
THREE HUNDRED FIFTY ThOUSAND DOLLARS

     FOR VALUE RECEIVED, the undersigned, (the "Maker") hereby promises to pay the order of Spags Investment Group, N.Y. (the "Payee") at it's address set forth above, or such other place outside the United States or its possession as the holder hereof shall designate from time to time, the principal sum of THREE HUNDRED FIFTY THOUSAND ($350,000) DOLLARS on May 3, 2000 together with interest on the unpaid principal balance outstanding from the date hereof until paid in full at the rate of seven (7%) percent per annum. Interest shall be computed monthly and shall be payable in arrears in full on May 3, 2000. All past due amounts and accrued interest thereon shall bear interest at the maximum amount allowable by law per annex, compounded annually, until paid. Interest shall be paid in Europe or any where in the world, except that Interest shall not be paid within the United States of America and its possessions and territories under the principals of portfolio investment.

     IT IS EXPRESSLY AGREED THAT:

     1. In the event that the Maker shall default in the payment of principal when due, shall default in the payment of interest when due, is adjudicated insolvent or bankrupt, files a petition in bankruptcy, makes an assignment for the benefit of creditors, petitions or applies for the appointment of any receiver, conservator, trustee or other custodian or supervisor for itself or any substantial part of its property, commences any action or proceeding for relief under any reorganization, arrangement, readjustment of debt, composition, dissolution or liquidation law or statute, is the subject of any such action or proceeding instituted against it which remains undismissed for a period of thirty (30) days, by an act, consents to, approves of or acquiesces in any such action or proceeding or the appointment of any receiver, conservator, fiscal agent, trust or other custodian or supervisor for itself or any substantial part of its property or suffers any such appointment to continue undischarged for a period of thirty (30) days; or otherwise takes advantage of any insolvency law or commits any act of bankruptcy; then, upon the occurrence of any and every such event, this Note shall become immediately due and payable, both as to principal and interest, without any action by Payee and without presentments, demand, protest or any other notice of any kind, all of which are hereby expressly waived and while in default, this Note shall bear interest at the highest legal rate per annum permissible under the laws of the State of New York.




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Promissory Note
November 3, 1999
Page 2 of 2


     2. Further, the rights, powers, privileges and remedies of the holder of this Note are cumulative and not exclusive of any rights, powers, remedies and privileges which the holder might have under any law of other agreement now in effect or hereafter entered into between it and Maker. No failure or delay on the part of the holder hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     3. Maker shall pay the costs of collection and attorneys' fees in case default is made in the payment of this Note. Maker expressly waives diligence, presentment for payment, demand, protest or notice of any kind whatsoever.

     4. This Note shall be in all respects governed by and construed and applied in accordance with the laws of the State of New York. In the event of a default, Maker consents to the jurisdiction of the New York Courts over Maker for the purpose of obtaining payment on this Note. Separate judgments may be entered for
(i) principal and interest, and (ii) costs of collection and attorneys' fees.

     5. This Note shall not be terminated or modified orally.

     6. This note shall be binding and shall inure to the benefit of Maker, Payee and their respective successors assigned and personal representatives. However, this Note may not be assigned or negotiated to any person or entity deemed a "U.S. Person" as same as defined under the U.S. Internal Revenue Code, as amended. Any such assignment shall be null and void.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note, the day and year above written.

SPARTA SURGICAL CORPORATION



/s/  Thomas F. Reiner
----------------------------
Thomas F. Reiner
Chairman of the Board
President and CEO